UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2019

Better Choice Company Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-161943	26-2754069
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4025 Tampa Rd, Suite 1117, Oldsmar, Florida	34677
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (646) 846-4280

N/A
 (Former name or former address, if changed, since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 29, 2019, Andreas Schulmeyer was appointed as Chief Financial Officer of Better Choice Company Inc. (the “Company”) and, on the same date, entered into an employment agreement with the Company setting forth the terms of his employment (the “Employment Agreement”).

Mr. Schulmeyer, 55, is Founder and Principal of Faultline Solutions LLC, where he has served since July 2014, advising clients on the challenges in cross border and grocery e-commerce and leading cross border e-commerce launch projects for small and medium retailers. From December 2015 to February 2018, Mr. Schulmeyer served as Head of e-Commerce, International for L Brands, Inc., the parent company of, among other retailers, Victoria’s Secret, Bath & Body Works, Henri Bendel and La Senza, where he was responsible for establishing and managing local e-Commerce sites outside of North America. Prior to his time at L Brands, Inc., Mr. Schulmeyer served as Chief Financial Officer for Wal-Mart Stores Inc.’s Global e-Commerce business from January 2011 to July 2014, during which time he was responsible for all financial aspects of the business, including annual planning, capital investments and mergers & acquisition approvals, and as Chief Financial Officer for Walmart Asia from August 2008 to December 2010, during which time he was responsible for overseeing the retail businesses in China, India and Japan. Mr. Schulmeyer joined Walmart from PepsiCo, where he spent 12 years in the finance function across four continents. Mr. Schulmeyer holds a Bachelor of Science in Aerospace Engineering from the University of Illinois,  a Master of Science in Aeronautics and Astronautics and a Master of Science in Management Studies, both from the Massachusetts Institute of Technology.

Pursuant to the Employment Agreement, effective June 29, 2019 (the “Appointment Date”), Mr. Schulmeyer was appointed as the Company’s Chief Financial Officer to serve as the Company’s principal financial officer and is to commence full-time employment on July 29, 2019 (the “Effective Date”).  The Employment Agreement has an initial two-year term commencing on the Effective Date and, unless earlier terminated by the Company or Mr. Schulmeyer, automatically renews for successive two-year terms.  The Employment Agreement provides for Mr. Schulmeyer’s compensation as follows:

(i)
as consideration for his services prior to the Effective Date, and subject to his commencing full-time employment on the Effective Date, Mr. Schulmeyer is eligible to receive on the Effective Date shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) valued at $32,876, in a number of shares of Common Stock determined by dividing such amount by the four-day average trading price of Common Stock during the week of July 1, 2019 and rounding up to the nearest whole share of Common Stock, provided, however, that, if Mr. Schulmeyer does not commence full-time employment with the Company on the Effective Date, Mr. Schulmeyer shall receive a consulting fee equal to $26,301 payable in cash;

(ii)	commencing on the Effective Date, a minimum annual base salary of $250,000, subject to periodic increases as determined by the Company’s Board of Directors (the “Board”);

(iii)
commencing on the Effective Date, an annual bonus award to be determined by the Board but in an amount no less than 25% of Mr. Schulmeyer’s base salary, prorated for any partial year of service and subject to periodic increases as determined by the Board;

(iv)
effective on the day after entering into the Employment Agreement (June 30, 2019) (the “Schulmeyer Stock Option Grant Date”), was granted non-qualified stock options to purchase 500,000 shares of Common Stock (the “Schulmeyer Stock Options”) pursuant to the Company’s 2019 Incentive Award Plan (the “Incentive Plan”) and form of award agreement previously approved by the Compensation Committee of the Board (the “Award Agreement”), with each Schulmeyer Stock Option having a per-share exercise price equal to the fair market value of a share of Common Stock on the Schulmeyer Stock Option Grant Date and vesting over two years in substantially equal monthly installments beginning on July 29, 2019, subject to Mr. Schulmeyer’s commencing full-time employment on the Effective Date and subject to his continued service with the Company through each applicable vesting date; and

(v)
effective on the earlier of  (i) the date of an initial offering of shares of Common Stock by the Company to the public pursuant to a listing on a national securities exchange and (ii) December 31, 2019 (such earlier date, the “Schulmeyer Bonus Stock Option Grant Date”), Mr. Schulmeyer is entitled to receive as a signing bonus additional non-qualified stock options to purchase shares of Common Stock (the “Schulmeyer Bonus Stock Options”) pursuant to the Incentive Plan and Award Agreement, which Schulmeyer Bonus Stock Options, with each Schulmeyer Bonus Stock Option having a per-share exercise price equal to the closing sales price per share of Common Stock as of the Schulmeyer Bonus Stock Option Grant Date, Date, vesting over two years in substantially equal monthly installments beginning on July 29, 2019, subject to Mr. Schulmeyer’s commencing full-time employment on the Effective Date and subject to his continued service with the Company through each applicable vesting date and in respect of a number of shares of Common Stock equal to $55,000 divided by the per share closing price of Common Stock on the Schulmeyer Bonus Stock Option Grant Date (rounded up to the nearest whole share of Common Stock).

Pursuant to the Employment Agreement, in the event Mr. Schulmeyer is terminated by the Company without “cause” or resigns for “good reason” (each, as defined in the Employment Agreement), Mr. Schulmeyer will be eligible to receive: (i) any accrued but unpaid base salary for services rendered to the date of termination and any accrued but unpaid expenses required to be reimbursed under such employment agreement, (ii) severance equal to 12 months of Mr. Schulmeyer’s base salary paid in the form of continuing installments on the Company’s ordinary payroll schedule; (iii) a lump sum payment equal to Mr. Schulmeyer’s target bonus for the year of termination, prorated to the date of such termination; (iv) three months from the date of termination to exercise all vested stock options held by Mr. Schulmeyer as of the date of termination (but in no event beyond the original expiration date); (v) continued vesting of the equity awards during the 12 month period following the date of termination; and (vi) fringe benefits and perquisites consistent with the practices of the Company up to 12 months following the termination date. In the event Mr. Schulmeyer is terminated due to death or disability, he (or his legally appointed guardian) will be eligible to receive: (i) any accrued but unpaid base salary for services rendered to the date of termination and any accrued but unpaid expenses required to be reimbursed under such employment agreement; (ii) a lump sum payment equal to his target bonus for the year of termination, prorated to the date of such termination; and (iii) 12 months from the date of termination to exercise all vested stock options held by Mr. Schulmeyer as of the date of termination (but in no event beyond the original expiration date).  The receipt of the foregoing described severance payment and benefits is subject to Mr. Schulmeyer’s continued compliance with all of his obligations to the Company, including under Mr. Schulmeyer’s confidential information and non-compete agreements with the Company, and Mr. Schulmeyer’s execution and delivery of a release of claims against the Company.

Mr. Schulmeyer will also be eligible to enter the Company’s form of indemnification agreement applicable to its directors and officers.

Mr. Schulmeyer was not appointed as the Company’s Chief Financial Officer pursuant to any arrangement or understanding with any other person.

Item 7.01	Regulation FD Disclosure.

On July 9, 2019, the Company issued a press release announcing the appointment of Mr. Schulmeyer as Chief Financial Officer, a copy of which is filed as Exhibit 99.1 hereto and incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

99.1	Press Release of Better Choice Company Inc., dated July 9, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Better Choice Company Inc.

Date: July 9, 2019	By:	/s/ Damian Dalla-Longa
Name: Damian Dalla-Longa
Title: Co-Chief Executive Officer